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                SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549


                           FORM 8-K

                         CURRENT REPORT
               Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934

                 Date of Report:  September 1, 2004

                        EACO CORPORATION
     (Exact name of registrant as specified in its charter)

                           Florida
           (State or Other Jurisdiction of Incorporation)

        0-14311                    59-2597349
(Commission File Number)(IRS Employer Identification No.)

 2113 Florida Boulevard, Suite A, Neptune Beach, Florida 32266
               (Address of Principal Executive Offices)

Registrant's telephone number, including area code: (904) 249-4197

                               N/A
 (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

__ Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425)

__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

__ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 3.02: UNREGISTERED SALES OF EQUITY SECURITIES.

     On September 1, 2004, EACO Corporation (the "Company") completed a private placement with Glen F. Ceiley, its Chairman and Chief Executive Officer of Series A Cumulative Convertible Preferred Stock ("Series A Preferred Stock"). Pursuant to the placement, the Company issued 36,000 shares of newly authorized Series A Preferred Stock and received $900,000 in cash. Holders of the shares of Series A Preferred Stock have the right from time to time and at any time, at the option of the holder, to convert the liquidation preference of $25.00 for each share of Series A Preferred Stock into shares of the Company's common stock at the conversion price, subject to adjustment, of $0.90 per share. The terms of the transaction were negotiated at arm's length. The Company received the opinion of an independent investment advisor as to the fairness of the terms of the issuance, from a financial point of view, to the Company's shareholders. The issuance of these securities was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933. No general solicitation or advertising was made in connection with the offering, and the offering was made solely to a limited number of accredited investors with access to all material information regarding the Company. A press release announcing the sale is attached to this Form 8-K as an Exhibit.


ITEM 5.03: AMENDMENTS TO ARTICLES OF INCORPORATION.

     Effective September 1, 2004, the Board of Directors of the Company amended its Articles of Incorporation to designate the preferences of Series A Cumulative Convertible Preferred Stock, $0.10 par value (the "Amendment"). The text of the Amendment is attached to this Form 8-K as an Exhibit.


ITEM 9.01: EXHIBITS

Exhibit No.     Description

3.i Articles of Amendment Designating the Preferences of Series A Cumulative Convertible Preferred
                Stock, $0.10 Par Value of EACO Corporation

99              Press Release dated September 8, 2004

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned thereunto duly authorized.


                             EACO CORPORATION


Date:  September 8, 2004     By:  /s/ Edward B. Alexander
                             --------------------------------
                             Edward B. Alexander
                             President and Chief Operating Officer





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